UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to Rule 14a-12
AQUILA, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials:
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

This filing consists of a letter contained in a magazine mailed to employees and retirees of Aquila, Inc. on March 8, 2007, as well as a supplemental notice accompanying the employee/retiree magazine.

Dear Fellow Employees & Retirees,

Welcome to the first issue of our employee magazine. The purpose of the magazine is to keep you informed. Perhaps it is also about learning how we work and how we are serving our communities and customers across Aquila. It’s an opportunity to highlight accomplishments and give us all a better insight into what is going on around the company. This magazine will not only be mailed to employees, but it will also be mailed to our Aquila retirees. We hope you’ll find this a valuable communication tool.

Right now the recent announcement regarding the sale of the company is prevalent in our minds. For some at Aquila, it is a time when you find yourself dealing with career uncertainty, and all of us must begin working on the transition of our operations to Black Hills and Great Plains. During this period we will do everything we can to keep you informed about the process and your individual situations -- information will be communicated as quickly as it becomes available.

In this issue of the magazine we are providing a brief look at Great Plains Energy and Black Hills Corporation. Future issues will provide information regarding the sale and transition process as well. For employees, continue to check the Question and Answer section on the WOW page at http://dept/corpcomm/update/. It will be updated regularly with any new information we receive. More and more details will be finalized in the coming weeks and months. For retirees, I encourage you to contact the benefits help line at 1-800-238-0393 if you have any questions.

In the meantime, while difficult, it’s “business as usual.” I encourage all employees to go about your work serving customers as you normally would. It is essential that we remain focused on what we do best – delivering energy. We still have many important initiatives to achieve. If you have a question about certain goals or projects that you are working on, discuss it with your supervisor. This is not to say that some projects won’t change or have a different focus. But by no means are we putting everything on hold or disregarding projects that are essential to our business.

I know everyone is interested in “what happens next.” The next step is that Aquila shareholders must vote whether or not to approve the deal. We expect this vote to take place in June or July. Simultaneously, we are seeking regulatory approvals – we need about 19 state and federal approvals. This process will run for about 12 months. As you can imagine, a lot of work is ahead.

As I have said, representatives with Great Plains and Black Hills will be setting up a round of employee meetings and a round of HR meetings soon to begin sharing information and providing answers to many of your questions. Transition teams are also being formed. These teams will include employees from all three companies who will work diligently to provide the best path as we navigate through this process.

I want to thank each of you for your hard work as well as your patience as we work through this process. As you will see in this magazine, a lot of great things happen at Aquila – it takes all of us with our unique skills and talents to create these results.

Sincerely,

Rick

Additional Information and Where to Find It

In connection with the acquisition of Aquila by Great Plains Energy, Great Plains Energy intends to file with the SEC a registration statement on Form S-4, containing a joint proxy statement/prospectus and other relevant materials. The final joint proxy statement/prospectus will be mailed to the stockholders of Great Plains Energy and Aquila. INVESTORS AND SECURITY HOLDERS OF GREAT PLAINS ENERGY AND AQUILA ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GREAT PLAINS ENERGY, AQUILA AND THE MERGER. The registration statement and joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Great Plains Energy or Aquila with the Securities and Exchange Commission (“SEC”), may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents (when they are available) filed with the SEC by Great Plains Energy by directing a request to: Great Plains Energy, 1201 Walnut, Kansas City, MO, 64106, Attn: Investor Relations. Investors and security holders may obtain free copies of the documents filed with the SEC by Aquila by contacting Aquila, 20 West Ninth Street, Kansas City, Mo, 64105, Attn: Investor Relations.

Participants in Proxy Solicitation

Great Plains Energy, Aquila and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies relating to the proposed transaction. Information about the executive officers and directors of Great Plains Energy and their ownership of Great Plains Energy common stock is set forth in Great Plains Energy’s Annual Report on Form 10-K for the year ended December 31, 2005, which was filed with the SEC on March 8, 2006, and the proxy statement for Great Plains Energy’s 2006 Annual Meeting of Stockholders, which was filed with the SEC on March 20, 2006. Information regarding Aquila’s directors and executive officers and their ownership of Aquila common stock is set forth in Aquila’s Annual Report on Form 10-K for the year ended December 31, 2005, which was filed with the SEC on March 7, 2006, and the proxy statement for Aquila’s 2006 Annual Meeting of Stockholders, which was filed with the SEC on March 24, 2006. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Great Plains Energy, Aquila and their respective executive officers and directors in the proposed transaction by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.

Notice

Since the date on which the material comprising this employee magazine was sent to the printer, each of Aquila and Great Plains filed its Annual Report on Form 10-K for the year-ended December 31, 2006. For purposes of updating certain information contained in the legal disclaimers accompanying Rick Green’s letter (located on the inside cover of this magazine), the following disclaimers will be deemed to update and replace the legal disclaimers located on the inside cover of this magazine:

Additional Information and Where to Find It

In connection with the merger of Aquila with a subsidiary of Great Plains, Great Plains intends to file with the SEC a registration statement on Form S-4, containing a joint proxy statement/prospectus and other relevant materials. The final joint proxy statement/prospectus will be mailed to the stockholders of Great Plains and Aquila. INVESTORS AND SECURITY HOLDERS OF GREAT PLAINS AND AQUILA ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GREAT PLAINS, AQUILA AND THE MERGER. The registration statement and joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Great Plains or Aquila with the Securities and Exchange Commission (“SEC”), may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents (when they are available) filed with the SEC by Great Plains by directing a request to Great Plains at: Great Plains Energy, 1201 Walnut, Kansas City, MO, 64106, Attn: Investor Relations. Investors and security holders may obtain free copies of the documents filed with the SEC by Aquila by contacting us at: Aquila, 20 West Ninth Street, Kansas City, Mo, 64105, Attn: Investor Relations.

Participants in Proxy Solicitation

Great Plains, Aquila and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies relating to the proposed transaction. Information about the executive officers and directors of Great Plains and their ownership of Great Plains common stock is set forth in Great Plains’ Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on February 27, 2007, and the proxy statement for Great Plains’ 2006 Annual Meeting of Stockholders, which was filed with the SEC on March 20, 2006. Information regarding our directors and executive officers and their ownership of Aquila common stock is set forth in Aquila’s Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on March 1, 2007, and the proxy statement for Aquila’s 2006 Annual Meeting of Stockholders, which was filed with the SEC on March 24, 2006. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Great Plains, Aquila and their respective executive officers and directors in the proposed transaction by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.